UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Allied Capital Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Allied Capital Corporation
Notice of Annual Meeting of Stockholders
To the Stockholders:
The 2007 Annual Meeting of Stockholders of Allied Capital Corporation (the Company) will be held at the Westin Embassy Row Hotel, 2100 Massachusetts Avenue, NW, Washington, DC on May 15, 2007, at 10:00 a.m. (Eastern Time) for the following purposes:

1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of KPMG LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2007;

3.	To approve an amendment to the Company’s Restated Articles of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 200,000,000 to 400,000,000 shares;

4. To approve an amendment to the Company’s Amended Stock Option Plan; and

5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.
      You have the right to receive notice of and to vote at the meeting if you were a stockholder of record at the close of business on February 23, 2007. Whether or not you expect to be present in person at the Meeting, please sign the enclosed proxy and return it promptly in the envelope provided, or register your vote by telephone or through the Internet. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

By order of the Board of Directors,

Ralph G. Blasey III Executive Vice President and Corporate Secretary
Washington, DC
March      , 2007

This is an important meeting. To ensure proper representation at the Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope, vote your shares by telephone, or vote via the Internet. Even if you vote your shares prior to the Meeting, you still may attend the Meeting and vote your shares in person.

Allied Capital Corporation
1919 Pennsylvania Avenue, NW
Washington, DC 20006
PROXY STATEMENT
General
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Allied Capital Corporation (the Company or Allied Capital) for use at the Company’s 2007 Annual Meeting of Stockholders (the Meeting) to be held on May 15, 2007, at 10:00 a.m. (Eastern Time) at the Westin Embassy Row Hotel, 2100 Massachusetts Avenue, NW, Washington, DC and at any adjournments or postponements thereof. This Proxy Statement, the accompanying proxy card, and the Company’s Annual Report to Stockholders for the year ended December 31, 2006, are first being sent to stockholders on or about March      , 2007.
      We encourage you to vote your shares, either by voting in person at the Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card or otherwise provide voting instructions, either via the Internet or the telephone, and the Company receives it in time for the Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted FOR the election of the nominees as directors and FOR the other matters listed in the accompanying Notice of Annual Meeting of Stockholders.
      If you are a “stockholder of record” (i.e., you hold shares directly in your name), you may revoke a proxy at any time before it is exercised by notifying the proxy tabulator, Automatic Data Processing, Inc., in writing. Please send your notification to Allied Capital Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717, and submit a properly executed, later-dated proxy or vote in person at the Meeting. Any stockholder of record attending the Meeting may vote in person whether or not he or she has previously voted his or her shares. If your shares are held for your account by a broker, bank, or other institution or nominee (Broker Shares), you may vote such shares at the Meeting only if you obtain proper written authority from your institution or nominee and present it at the Meeting.
      Stockholders of record may also vote either via the Internet or by telephone. Specific instructions to be followed by stockholders of record interested in voting via the Internet or the telephone are shown on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.
Annual Meeting Admission
      If you plan to attend the Meeting, an admission ticket and photo identification will be required for admission to the Meeting. If you are a stockholder of record, your ticket is attached to your proxy card. If your shares are held in the name of a broker or other nominee and you do not have an admission ticket, please bring with you a legal proxy or letter from the broker, trustee, bank, or nominee confirming your beneficial ownership of the shares as of the record date, February 23, 2007, along with your photo identification.
Purpose of Meeting
      At the Meeting, you will be asked to vote on the following proposals:

1. To elect four directors of the Company who will serve for three years, or until their successors are elected and qualified;

2.	To ratify the selection of KPMG LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2007;

3.	To approve an amendment to the Company’s Restated Articles of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 200,000,000 to 400,000,000 shares;

4. To approve an amendment to the Company’s Amended Stock Option Plan; and

5. To transact such other business as may properly come before the Meeting and any adjournments or postponements thereof.
Voting Securities
      You may vote your shares at the Meeting only if you were a stockholder of record at the close of business on February 23, 2007, (the Record Date). On February 23, 2007, there were 148,658,636 shares of the Company’s common stock outstanding. Each share of common stock is entitled to one vote.
      The Company’s 401(k) Plan owns a total of 229,215 shares, representing less than 1% of the Company’s total outstanding shares. The sub-trustees of the fund holding Company shares within the 401(k) Plan, who are executive officers of the Company, will vote the shares on behalf of the participants pursuant to their instructions.
Quorum Required
      A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum. Abstentions will be treated as shares present for quorum purposes. Broker Shares for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “Broker Non-Votes” with respect to such proposals) will be treated as shares present for quorum purposes.
      If a quorum is not present at the Meeting, the stockholders who are represented may adjourn the Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

Vote Required
          Election of Nominee Directors. The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to elect the four nominees as directors. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
          Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes cast at the Meeting in person or by proxy is required to ratify the appointment of KPMG LLP to serve as the Company’s independent registered public accounting firm. Abstentions will not be included in determining the number of votes cast and, as a result, will have no effect on this proposal.
          Approval of an amendment to the Company’s Restated Articles of Incorporation to increase the total number of authorized shares of common stock. The affirmative vote of a majority of the votes entitled to be cast at the Meeting in person or by proxy is required to adopt the amendment to the Company’s Restated Articles of Incorporation to increase the total number of authorized shares of common stock, provided that the total votes cast on this proposal represent over 50% in interest of all shares entitled to vote on the proposal. Abstentions and Broker Non-Votes will have the same effect as votes against the proposal, unless holders of more than 50% of all securities entitled to vote on the proposal cast votes, in which event abstentions and Broker Non-Votes will not have any effect on the result of the vote.
          Approval of an amendment to the Company’s Amended Stock Option Plan. The affirmative vote of a majority of the votes entitled to be cast at the Meeting in person or by proxy is required to adopt the amendment to the Company’s Stock Option Plan, provided that the total votes cast on this proposal represent over 50% in interest of all shares entitled to vote on the proposal. Abstentions and Broker Non-Votes will have the same effect as votes against the proposal, unless holders of more than 50% of all securities entitled to vote on the proposal cast votes, in which event abstentions and Broker Non-Votes will not have any effect on the result of the vote.
          Additional Solicitation. If there are not enough votes to approve any proposals at the Meeting, the stockholders who are represented may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies. Those proxies voted against any proposal for which an adjournment is sought will be voted against such adjournment.
      Also, a stockholder vote may be taken on one or more of the proposals in this Proxy Statement prior to any such adjournment if there are sufficient votes for approval of such proposal(s).
Information Regarding This Solicitation
      The Company will bear the expense of the solicitation of proxies for the Meeting, including the cost of preparing, printing, and mailing this Proxy Statement, the accompanying Notice of Annual Meeting of Stockholders, the proxy card, and admission tickets. The Company has requested that brokers, nominees, fiduciaries, and other persons holding shares in their names, or in the name of their nominees, which are beneficially owned by others, forward the proxy materials to, and obtain proxies from, such beneficial owners. The Company will reimburse such persons for their reasonable expenses in so doing.
      In addition to the solicitation of proxies by mail, proxies may be solicited in person and by telephone, facsimile transmission, or telegram by directors, officers, or regular employees of the Company (without special compensation therefor). The Company has also retained Georgeson Shareholder Communications, Inc. to assist in the solicitation of proxies for a fee of approximately $7,000, plus out-of-pocket expenses. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing and signed by the stockholder in the same manner as the proxy being revoked and delivered to the Company’s proxy tabulator.
Security Ownership of Management and Certain Beneficial Owners
      The following table sets forth, as of February 23, 2007, each stockholder who owned more than 5% of the Company’s outstanding shares of common stock, each current director, each nominee for director, each executive officer of the Company listed in the Summary Compensation Table, and the directors and executive officers as a group. Unless otherwise indicated, the Company believes that each beneficial owner set forth in the table has sole voting and investment power.
      The Company’s directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19)of the Investment Company Act of 1940 (The 1940 Act).

				Dollar Range of
				Equity Securities
	Number of			Beneficially
Name of	Shares Owned		Percentage	Owned by
Beneficial Owner	Beneficially(1)		of Class(2)	Directors(3)

Capital Research and Management Company	7,646,020	(4)	5.1%
333 South Hope Street, 55th Floor
Los Angeles, CA 90071-1447
Interested Directors:
William L. Walton	3,654,739	(5,6,7,15)	2.4%	over $100,000
Joan M. Sweeney	1,989,675	(5,15)	1.3%	over $100,000
Robert E. Long	56,111	(8)	*	over $100,000
Independent Directors:
Ann Torre Bates	29,250	(7,8)	*	over $100,000
Brooks H. Browne	88,713	(7,8)	*	over $100,000
John D. Firestone	77,426	(7,8)	*	over $100,000
Anthony T. Garcia	103,512	(8)	*	over $100,000
Edwin L. Harper	10,400	(8,13)	*	over $100,000
Lawrence I. Hebert	57,800	(8,12)	*	over $100,000
John I. Leahy	62,318	(8)	*	over $100,000
Alex J. Pollock	33,224	(7,8,9)	*	over $100,000
Marc F. Racicot	15,000	(8)	*	over $100,000
Guy T. Steuart II	369,044	(8,10)	*	over $100,000
Laura W. van Roijen	79,454	(7,8)	*	over $100,000

	Number of
Name of	Shares Owned		Percentage
Beneficial Owner	Beneficially(1)		of Class(2)

Executive Officers:
Michael J. Grisius	798,904	(5,7,15)	*
Penni F. Roll	824,748	(5,15)	*
John D. Shulman	1,030,106	(5)	*
All directors and executive officers as a group (28 in number)	14,651,101	(11)	9.2%

 * Less than 1%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934.

(2)	Based on a total of 148,658,636 shares of the Company’s common stock issued and outstanding on February 23, 2007, and the number of shares of the Company’s common stock issuable upon the exercise of stock options exercisable within 60 days held by each executive officer and non-officer director, which totals 11,411,327 in the aggregate.

(3)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

(4)	Information regarding share ownership was obtained from the Schedule 13F-HR that Capital Research and Management Company filed with the SEC on February 13, 2007.

(5)	Share ownership for the following executive officers includes:

		Owned	Options
		Through	Exercisable
		Deferred	Within 60 Days	Allocated
	Owned	Compensation	of February 23,	to 401(k)
	Directly	Plans (14)	2007	Plan

William L. Walton	467,264	239,626	2,718,634	8,049
Joan M. Sweeney	310,154	120,125	1,542,032	17,364
Penni F. Roll	103,967	41,813	667,256	11,712
Michael J. Grisius	119,009	51,397	608,387	20,111
John D. Shulman	4,799	68,205	957,102	—

(6)	Includes 229,215 shares held by the 401(k) Plan, of which Mr. Walton is sub-trustee of the fund holding the Company’s shares. The sub-trustee disclaims beneficial ownership of such shares.

(7)	Includes certain shares held in IRA or Keogh accounts: Walton — 12,015 shares; Bates — 4,250 shares; Browne — 12,280 shares; Firestone — 3,415 shares; Pollock — 1,000 shares; van Roijen — 8,998 shares; and Grisius — 1,242 shares.

(8)	Beneficial ownership for these non-officer directors includes exercisable options to purchase 45,000 shares, except with respect to Ms. Bates who has exercisable options to purchase 25,000 shares, Mr. Harper who has exercisable options to purchase 10,000 shares; Mr. Leahy who has exercisable options to purchase 42,500 shares, Mr. Pollock who has exercisable options to purchase 14,000 shares, and Mr. Racicot who has exercisable options to purchase 15,000 shares.

(9)	Includes 5,024 shares held in a deferred compensation plan for Mr. Pollock.

(10)	Includes 276,691 shares held by a corporation for which Mr. Steuart serves as an executive officer.

(11)	Includes a total of 11,411,327 shares underlying stock options exercisable within 60 days of February 23, 2007, which are assumed to be outstanding for the purpose of calculating the group’s percentage ownership, and 229,215 shares held by the 401(k) Plan.

(12)	Includes 9,000 shares held in a revocable trust.

(13)	Includes 400 shares held in a revocable trust.

(14)	See “Individual Performance Award” and “The 2005 Deferred Compensation Plan II” for a discussion of shares owned through the deferred compensation plans.

(15)	Includes certain shares held in margin accounts or are otherwise pledged: Walton — 184,891 shares; Sweeney — 192,301 shares; Roll — 29,427 shares; Grisius — 16,914 shares.

PROPOSAL 1.
ELECTION OF DIRECTORS
      Pursuant to the Company’s bylaws, the Board of Directors may modify the number of members of the Board provided that the number of directors will not be fewer than three or greater than fifteen, unless otherwise permitted by law. Directors are elected for a staggered term of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.
      The Class III directors, Ms. Sweeney and Messrs. Browne, Long, and Walton have been nominated for election by the Board of Directors for a three-year term expiring in 2010. Each Class III director has agreed to serve as a director if elected and has consented to be named as a nominee. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.
      A stockholder can vote for or withhold his or her vote from any or all of the nominees. In the absence of instructions to the contrary, it is the intention of the persons named as proxies to vote such proxy FOR the election of all the nominees named below. If any of the nominees should decline or be unable to serve as a director, it is intended that the proxy will be voted for the election of such person or persons as are nominated as replacements. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.
Information about the Directors
      Certain information, as of February 23, 2007, with respect to each of the four nominees for election at the Meeting, as well as each of the current directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each nominee holds, and the year in which each nominee became a director of the Company or any of its predecessor companies.
      The Board of Directors of each consolidated subsidiary will be composed of all of the Company’s directors. The business address of each nominee and director listed below is 1919 Pennsylvania Avenue, NW, Washington, DC 20006.

Nominees for Class III Directors — Term Expiring 2010
Messrs. Walton and Long and Ms. Sweeney are interested persons, as defined in the 1940 Act, in the cases of Mr. Walton and Ms. Sweeney, due to their positions as officers of the Company and in the case of Mr. Long, as the father of an executive officer of the Company. Mr. Browne is an independent director.
William L. Walton
Age 57. Mr. Walton has been Chairman, President and Chief Executive Officer of the Company since 1997 and a director since 1986. Mr. Walton’s previous experience includes serving as a Managing Director of Butler Capital Corporation, as personal investment advisor to William S. Paley, founder of CBS, and as Senior Vice President in Lehman Brothers Kuhn Loeb’s Merger and Acquisition Group. He also founded two education service companies – Language Odyssey and Success Lab. Mr. Walton currently serves on the boards of the U.S. Chamber of Commerce and the Financial Services Roundtable, and he is Treasurer of the National Symphony Orchestra. Mr. Walton also serves on The Kelley School of Business Dean’s Council at Indiana University.
Joan M. Sweeney
Age 47. Ms. Sweeney is the Chief Operating Officer of the Company and has been employed by the Company since 1993. Ms. Sweeney oversees the Company’s daily operations. Prior to joining Allied Capital, Ms. Sweeney was employed by Ernst & Young, Coopers & Lybrand, and the Division of Enforcement of the Securities and Exchange Commission. She has served as a director of the Company since 2004.
Brooks H. Browne
Age 57. Mr. Browne has been a private investor since 2002. Mr. Browne was the President of Environmental Enterprises Assistance Fund from 1993 to 2002 and served as a director from 1991 to 2005. He currently serves as Chairman of the Board for Winrock International, a non-profit organization. He has served as a director of the Company or one of its predecessors since 1990.
Robert E. Long
Age 75. Mr. Long has been the Chief Executive Officer and a director of GLB Group, Inc., an investment management firm, since 1997 and President of Ariba GLB Asset Management, Inc., the parent company of GLB Group, Inc., since 2005. He has been the Chairman of Emerald City Radio Partners, LLC since 1997. Mr. Long was the President of Business News Network, Inc. from 1995 to 1998, the Chairman and Chief Executive Officer of Southern Starr Broadcasting Group, Inc. from 1991 to 1995, and a director and the President of Potomac Asset Management, Inc. from 1983 to 1991. Mr. Long is a director of AmBase Corporation, CSC Scientific, Inc., and Advanced Solutions International, Inc. He has served as a director of the Company or one of its predecessors since 1972. Mr. Long is the father of Robert D. Long, an executive officer of the Company.

Class II Directors – Term Expiring 2009
All five Class II directors are independent directors for purposes of the 1940 Act.
Ann Torre Bates
Age 48. Ms. Bates has been a strategic and financial consultant since 1997. From 1995 to 1997, Ms. Bates served as Executive Vice President, CFO and Treasurer of NHP, Inc., a national real estate services firm. From 1991 to 1995, Ms. Bates was Vice President and Treasurer of US Airways. She currently serves on the boards of Franklin Mutual Series, Franklin Mutual Recovery, and SLM Corporation (Sallie Mae). She has served as a director of the Company since 2003.
Edwin L. Harper
Age 65. Mr. Harper has been an executive for Assurant, Inc., a financial services and insurance provider, since 1998. He currently serves as Senior Vice President, Public Affairs and Government Relations and previously served as Chief Operating Officer and Chief Financial Officer for Assurant’s largest subsidiary. From 1992 to 1997, Mr. Harper served as President and Chief Executive Officer of the Association of American Railroads. He also spent five years with Campbell Soup Company, serving as Chief Financial Officer from 1986 to 1991. Earlier in his career, Mr. Harper served on the White House staffs of both President Reagan and President Nixon. Mr. Harper currently serves as Director for the Council for Excellence in Government. He has served as a director of the Company since 2006.
John I. Leahy
Age 76. Mr. Leahy has been the President of Management and Marketing Associates, a management consulting firm, since 1986. Previously, Mr. Leahy spent 34 years of his career with Black & Decker Corporation, where he served as President and CEO of the United States subsidiary from 1979 to 1981 and President and Group Executive Officer of the Western Hemisphere of Black & Decker Corporation from 1982 to 1985. Mr. Leahy is currently a director of B&L Sales, Inc. and Chairman of Integra Health Management, Inc. He is also Trustee Emeritus of the Sellinger School of Business at Loyola College, Maryland. He has served as a director of the Company or one of its predecessors since 1994.
Alex J. Pollock
Age 64. Mr. Pollock has been a Resident Fellow at the American Enterprise Institute since 2004. He was President and Chief Executive Officer of the Federal Home Loan Bank of Chicago from 1991 to 2004. He currently serves as a director of the Chicago Mercantile Exchange, Great Lakes Higher Education Corporation, the Great Books Foundation, the Illinois Council on Economic Education and the International Union for Housing Finance. He has served as a director of the Company since 2003.
Guy T. Steuart II
Age 75. Mr. Steuart has been a director of Steuart Investment Company, which manages, operates, and leases real and personal property and holds stock in operating subsidiaries engaged in various businesses, since 1960 where he served as President until 2003 and currently serves as Chairman. Mr. Steuart has served as Trustee Emeritus of Washington and Lee University since 1992. He has served as a director of the Company or one of its predecessors since 1984.

Class I Directors — Term Expiring 2008
All five Class I directors are independent directors for purposes of the 1940 Act.
John D. Firestone
Age 63. Mr. Firestone has been a Partner of Secor Group, a venture capital firm since 1978. Mr. Firestone has also served as a director of Security Storage Company of Washington, DC, since 1978. He is currently a director of Cuisine Solutions, Inc., and several non-profit organizations, including the National Rehabilitation Hospital, The Washington Ballet and the Tudor Place Foundation of which he is the past president. From 1997 to 2001 he was a director of The Bryn Mawr Trust Corporation. He has served as a director of the Company or one of its predecessors since 1993.
Anthony T. Garcia
Age 50. Mr. Garcia has been a private investor since March 2007. Previously, Mr. Garcia was Vice President of Finance of Kirusa, a developer of mobile services, from January to March 2007, and was a private investor from 2003 through 2006. Mr. Garcia was Vice President of Finance of Formity Systems, Inc., a developer of software products for business management of data networks, from 2002 through 2003. Mr. Garcia was a private investor from 2000 to 2001, the General Manager of Breen Capital Group, an investor in tax liens, from 1997 to 2000, and a Senior Vice President of Lehman Brothers Inc. from 1985 to 1996. He has served as a director of the Company or one of its predecessors since 1991.
Lawrence I. Hebert
Age 60. Mr. Hebert is Senior Advisor for PNC Bank, N.A., and was a director and President and Chief Executive Officer of Riggs Bank N.A., a subsidiary of Riggs National Corporation, from 2001 to 2005. Mr. Hebert also served as Chief Executive Officer of Riggs National Corporation during 2005 and served as a director of Riggs National Corporation from 1988 to 2005. Mr. Hebert served as a director of Riggs Investment Advisors and Riggs Bank Europe Limited (both indirect subsidiaries of Riggs National Corporation). Mr. Hebert previously served as Vice Chairman from 1983 to 1998, President from 1984 to 1998, and Chairman and Chief Executive Officer from 1998 to 2001 of Allbritton Communications Company. He has served as a director of the Company or one of its predecessors since 1989.
Marc F. Racicot
Age 58. Mr. Racicot has served as President and Chief Executive Officer of the American Insurance Association since August 2005. Prior to that, he was an attorney at the law firm of Bracewell & Giuliani, LLP from 2001 to 2005. He is a former Governor (1993 to 2001) and Attorney General (1989 to 1993) of the State of Montana. Mr. Racicot was appointed by President Bush to serve as the Chairman of the Republican National Committee from 2002 to 2003 and he served as Chairman of the Bush/ Cheney Re-election Committee from 2003 to 2004. He presently serves on the Board of Directors for Burlington Northern Santa Fe Corporation, Massachusetts Mutual Life Insurance Company, Jobs for America’s Graduates, and the Board of Visitors for the University of Montana School of Law. He has served as a director of the Company since 2005.

Laura W. van Roijen
Age 54. Ms. van Roijen has been a private investor since 1992. Ms. van Roijen was a Vice President at Citicorp from 1982 to 1992. She has served as a director of the Company or one of its predecessors since 1992.
Director Compensation
[To be provided in definitive proxy.]
CORPORATE GOVERNANCE
Director Independence
      In accordance with rules of the New York Stock Exchange (NYSE), the Board of Directors annually determines the independence of each director. No director is considered independent unless the Board of Directors has determined that he or she has no material relationship with the Company. The Company monitors the status of its directors and officers through the activities of the Company’s Corporate Governance / Nominating Committee and through a questionnaire to be completed by each director no less frequently than annually, with updates periodically if information provided in the most recent questionnaire has changed.
      In order to evaluate the materiality of any such relationship, the Board of Directors uses the definition of director independence set forth in the New York Stock Exchange Listed Company Manual (NYSE Listed Company Manual). Section 303A.00 of the NYSE Listed Company Manual provides that business development companies (BDCs), such as the Company, are required to comply with all of the provisions of Section 303A applicable to domestic issuers other than Sections 303A.02, the section that defines director independence. Section 303A.00 provides that a director of a BDC shall be considered to be independent if he or she is not an “interested person” of the Company, as defined in Section 2(a)(19) of the 1940 Act. Section 2(a)(19) of the 1940 Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Company.
      The Board has determined that each of the directors is independent and has no relationship with the Company, except as a director and stockholder of the Company, with the exception of William L. Walton, Joan M. Sweeney and Robert E. Long. Mr. Walton and Ms. Sweeney are interested persons of the Company due to their positions as officers of the Company and Mr. Long is an interested person of the Company because he is the father of an executive officer of the Company. During its assessment of director independence, the Board also considered a donation of $25,000 by the Company to the American Enterprise Institute where Mr. Pollock serves as a Resident Fellow. The Board determined that the donation did not impair Mr. Pollock’s status as an independent director.
Committees of the Board of Directors
      The Board of Directors of the Company has established an Executive Committee, an Audit Committee, a Compensation Committee, and a Corporate Governance/ Nominating Committee. The Audit Committee, Compensation Committee, and

Corporate Governance/ Nominating Committee each operate pursuant to a committee charter. The charter of each Committee is available on the Company’s web site at www.alliedcapital.com in the Investor Resources section and is also available in print to any stockholder who requests a copy.
      During 2006, the Board of Directors of the Company held 21 Board meetings and 76 committee meetings. All directors attended at least 75% of the aggregate number of meetings of the Board and of the respective committees on which they served, except for Mr. Harper who attended 67% of the aggregate number of meetings of the Board and of the respective committees on which he served. Each director makes a diligent effort to attend all Board and committee meetings, as well as the Annual Meeting of Stockholders. Each of the directors was present at the Company’s 2006 Annual Meeting of Stockholders.
      The Company has designated the Chairman of the Corporate Governance/ Nominating Committee as the Presiding Director to preside at all executive sessions of non-management directors. In his absence, the Chairman of the Audit Committee has been designated to serve in such capacity. Executive sessions of non-management directors are held regularly. Stockholders may communicate with the Presiding Director by writing to Presiding Director of the Board of Directors, Allied Capital Corporation, c/o Corporate Secretary, 1919 Pennsylvania Avenue, NW, Washington, DC 20006.
      The Executive Committee. The Executive Committee has and may exercise those rights, powers, and authority that the Board of Directors from time to time grants to it, except where action by the Board is required by statute, an order of the Commission, or the Company’s charter or bylaws. The Executive Committee has been delegated authority from the Board to review and approve certain investments. The Executive Committee met 50 times during 2006. The Executive Committee members currently are Messrs. Walton (Chairman), Harper, Hebert, Leahy, Long, Pollock and Steuart. Messrs. Harper, Hebert, Leahy, Pollock and Steuart are independent directors for purposes of the Investment Company Act of 1940 Act. Messrs. Walton and Long are interested persons of the Company, as defined in Section 2(a)(19) of the 1940 Act.
      The Audit Committee. The Audit Committee operates pursuant to a charter approved by the Board of Directors and meets the requirements of Section 3(a)(58)(A) of the Exchange Act. The charter sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to serve as an independent and objective party to assist the Board of Directors in fulfilling its responsibilities for overseeing and monitoring the quality and integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls, the review of the independence, qualifications and performance of the Company’s independent registered public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee met 13 times during 2006. The Audit Committee is presently composed of five persons, including Mmes. Bates (Chairman) and van Roijen, and Messrs. Browne, Garcia, and Harper, all of whom are considered independent under the rules promulgated by the New York Stock Exchange. The Company’s Board of Directors has determined that Ms. Bates and Messrs. Browne, Harper and Garcia are “audit committee financial experts” as defined under Item 407(d)(5) of Regulation S-K of the Securities Exchange Act of 1934, as each meets the current independence and experience requirements of Rule 10A-3 of the Exchange Act and, in addition, are not “interested persons” of the Company as defined in Section 2(a)(19) of the 1940 Act.
      The Compensation Committee. The Compensation Committee approves the compensation of the Company’s executive officers, and reviews the amount of salary and bonus for each of the Company’s other officers and employees. In addition, the Compensation Committee approves stock option grants for the Company’s officers under the Company’s Amended Stock Option Plan, determines the Individual Performance Awards (IPA) and Individual Performance Bonuses (IPB) for participants and determines other compensation arrangements for employees. The Compensation Committee met nine times during 2006. The Compensation Committee members currently are Messrs. Garcia (Chairman), Browne, Firestone, Leahy, and Racicot, each of whom is not an “interested person” as defined in Section 2(a)(19) of the 1940 Act.
      The Corporate Governance/ Nominating Committee. The Corporate Governance/ Nominating Committee recommends candidates for election as directors to the Board of Directors and makes recommendations to the Board as to the Company’s corporate governance policies. The Corporate Governance/ Nominating Committee met four times during 2006. The Corporate Governance/ Nominating Committee members currently are Messrs. Hebert (Chairman), Firestone, Pollock, Racicot, and Steuart, each of whom is not an “interested person” as defined in Section 2(a)(19) of the 1940 Act.
      The Corporate Governance/ Nominating Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted to the care of the Corporate Secretary in accordance with the Company’s bylaws, Corporate Governance Policy, and any other applicable law, rule or regulation regarding director nominations. When submitting a nomination to the Company for consideration, a stockholder must provide certain information that would be required under applicable Commission rules, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; current directorships on publicly held companies and investment companies; number of shares of Company common stock owned, if any; and, a written consent of the individual to stand for election if nominated by the Board of Directors and to serve if elected by the stockholders.
      In evaluating director nominees, the Corporate Governance/ Nominating Committee considers the following factors:

•	the appropriate size and composition of the Company’s Board of Directors;

•	whether or not the person is an “interested person” of the Company as defined in Section 2(a)(19) of the 1940 Act;

•	the needs of the Company with respect to the particular talents and experience of its directors;

•	the knowledge, skills, and experience of nominees in light of prevailing business conditions and the knowledge, skills, and experience already possessed by other members of the Board;

•	familiarity with national and international business matters;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Company’s business to the changing needs of society;

•	the capacity and desire to represent the balanced, best interests of the stockholders as a whole and not a special interest group or constituency;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	all applicable laws, rules, regulations, and listing standards.
      The Corporate Governance/ Nominating Committee’s goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience.
      Other than the foregoing, there are no stated minimum criteria for director nominees, although the Corporate Governance/ Nominating Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders. The Corporate Governance/ Nominating Committee also believes it appropriate for certain key members of the Company’s management to participate as members of the Board.
      The Corporate Governance/ Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. The Corporate Governance/ Nominating Committee considers the age limit guideline included in the Company’s Corporate Governance Policy, which suggests that a director should not stand for re-nomination after age 72, but that the Board may, in its discretion, ask a director to stand for re-nomination if the Board believes that such director will continue to make significant contributions to the work of the Board. In its deliberations to recommend the Class III directors to stand for election at the Meeting, the Corporate Governance/ Nominating Committee noted that Robert E. Long is over the age of 72, but felt that he continues to contribute significantly to the Board and recommended that he be nominated to stand for re-election.
      If any member of the Board does not wish to continue in service or if the Corporate Governance/ Nominating Committee or the Board decides not to re-nominate a member for re-election, or if the Corporate Governance/ Nominating Committee recommends to expand the size of the Board of Directors, the Corporate Governance/ Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Corporate Governance/ Nominating Committee and the Board of Directors provide suggestions as to individuals meeting the criteria of the Corporate Governance/ Nominating Committee. Consultants may also be engaged to assist in identifying qualified individuals.
Communication with the Board of Directors
      Stockholders and other interested parties with questions about the Company are encouraged to contact Allied Capital’s Investor Relations department. However, if stockholders or other interested parties feel their questions have not been addressed, they may communicate with the Company’s Board of Directors by sending their communications to Allied Capital Corporation Board of Directors, c/o Corporate Secretary, 1919 Pennsylvania Avenue, NW, Washington, DC 20006. All communications received by the Company’s Corporate Secretary in this manner will be delivered to one or more members of the Board of Directors as appropriate.
Code of Business Conduct
      Each executive officer as well as every employee of the Company is subject to the Company’s Code of Business Conduct, which is available on the Company’s website at www.alliedcapital.com in the Investor Resources section and is also available in print to any stockholder or other interested party who requests a copy.
Corporate Governance Policy
      The Company’s Corporate Governance Policy is available on the Company’s website at www.alliedcapital.com in the Investor Resources section and is available in print to any stockholder or other interested party who requests a copy.
Compensation Committee Interlocks and Insider Participation
      All members of the Compensation Committee are independent directors and none of the members are present or past employees of the Company within the last ten years. No member of the Compensation Committee: (i) has had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Exchange Act; or (ii) is an executive officer of another entity, at which one of our executive officers serves on the board of directors.
Information about Executive Officers
      The following information, as of February 23, 2007, pertains to the Company’s executive officers who are not directors of the Company.
Kelly A. Anderson
Age 53. Ms. Anderson, Executive Vice President and Treasurer, has been employed by the Company since 1987. Ms. Anderson’s responsibilities include the Company’s infrastructure operations, business process management, and certain treasury functions.
Scott S. Binder
Age 52. Mr. Binder, Chief Valuation Officer, has been employed by the Company since 1997. He has served as Chief Valuation Officer since 2003. He served as a consultant to the Company from 1991 until 1997. Prior to joining the Company, Mr. Binder formed and was President of Overland Communications Group. He also served as a board member and financial consultant for a public affairs and lobbying firm in Washington, DC. Mr. Binder founded Lonestar Cablevision in 1986, serving as President until 1991. In the early 1980’s, Mr. Binder worked for two firms specializing in leveraged lease transactions. From 1976 to 1981, he was employed by Coopers & Lybrand.

Ralph G. Blasey III
Age 46. Mr. Blasey, Executive Vice President, Chief Compliance Officer, and Corporate Secretary has been employed by the Company since 2004. Mr. Blasey also serves as the Company’s private finance counsel. Prior to joining the Company, Mr. Blasey practiced law from 1987 to 2004.
Michael J. Grisius
Age 43. Mr. Grisius, Managing Director, has been employed by the Company since 1992. Prior to joining the Company, Mr. Grisius worked in leveraged finance at Chemical Bank from 1989 to 1992 and held senior accountant and consultant positions with KPMG LLP from 1985 to 1988.
Jeri J. Harman
Age 49. Ms. Harman, Managing Director, has been employed by the Company since 2004. Prior to joining the Company, Ms. Harman served as a Managing Director and Principal for American Capital Strategies, Ltd., a business development company, from 2000 until 2004. She worked as a Managing Director and Head of Private Placements for First Security Van Kasper from 1996 to 2000 and a Managing Director of Coopers & Lybrand from 1993 to 1996. From 1982 to 1993, Ms. Harman held various senior level positions in the private placement arm of The Prudential Insurance Company of America. She has served on the Board of Directors for the Association of Corporate Growth since 2000 and currently serves on the Board of Women’s Leadership Council.
Thomas C. Lauer
Age 39. Mr. Lauer, Managing Director, has been employed by the Company since 2004. Prior to joining the Company, Mr. Lauer worked in GE Capital’s sponsor finance group from 2003 to 2004 and in the merchant banking and leveraged finance groups of Wachovia Securities (previously First Union Securities) from 1997 to 2003. He also held senior analyst positions at Intel Corporation and served as a corporate lender and credit analyst at National City Corporation.
Robert D. Long
Age 50. Mr. Long, Managing Director, has been employed by the Company since 2002 and currently manages business development activities. Prior to joining the Company, Mr. Long was Managing Director and Head of Investment Banking at C.E. Unterberg from 2001 to 2002, and Managing Director at E*OFFERING/ Wit SoundView from 2000 to 2001. He also held management positions at Bank of America (Montgomery Securities) from 1996 to 2000, and Nomura Securities International from 1992 to 1996, and prior to that he served as a Managing Director at CS First Boston.
Justin S. Maccarone
Age 47. Mr. Maccarone, Managing Director, has been employed by the Company since April 2005. Prior to joining the Company, Mr. Maccarone served as a partner with UBS Capital Americas, LLC, a private equity fund focused on middle market investments, from 1993 to 2005. Prior to that, Mr. Maccarone served as a Senior Vice President at GE Capital specializing in merchant banking and leveraged finance from 1989 to 1993 and served as Vice President of the Leveraged Finance Group at HSBC/ Marine Midland Bank from 1981 to 1989.

Diane E. Murphy
Age 53. Ms. Murphy, Executive Vice President and Director of Human Resources, has been employed by the Company since 2000. Prior to joining the Company, Ms. Murphy was employed by Allfirst Financial from 1982 to 1999 and served in several capacities including head of the retail banking group in the Greater Washington Metro Region from 1994 to 1996 and served as the senior human resources executive from 1996 to 1999.
Penni F. Roll
Age 41. Ms. Roll, Chief Financial Officer, has been employed by the Company since 1995. Ms. Roll is responsible for the Company’s financial operations. Prior to joining the Company, Ms. Roll was employed by KPMG LLP in the firm’s audit practice.
Daniel L. Russell
Age 42. Mr. Russell, Managing Director, has been employed by the Company since 1998. Prior to joining the Company, Mr. Russell was employed by KPMG LLP in the firm’s financial services group.
John M. Scheurer
Age 54. Mr. Scheurer, Managing Director, has been employed by the Company since 1991. Mr. Scheurer is currently a member of the Board of Governors of the Commercial Mortgage Securities Association. He has also served as Chairman and as a Vice Chair of the Capital Markets Committee for the Commercial Real Estate Finance Committee of the Mortgage Bankers Association.
John D. Shulman
Age 44. Mr. Shulman, Managing Director, has been employed by the Company since 2001. Prior to joining the Company, Mr. Shulman served as the President and CEO of Onyx International, LLC, a private equity firm, from 1994 to 2001. He currently serves as a member of the investment committee of Greater China Private Equity Fund.
Suzanne V. Sparrow
Age 41. Ms. Sparrow, Executive Vice President, has been employed by the Company since 1987. Ms. Sparrow manages various special projects for the Company and is involved in the Company’s compliance and corporate governance activities.
Certain Relationships and Related Transactions
      The Company has procedures in place for the review, approval and monitoring of transactions involving the Company and certain related persons of the Company. As a BDC, the Company is prohibited by the 1940 Act from participating in transactions with any persons affiliated with the BDC, including, officers, directors, and employees of the BDC and any person controlling or under common control with the BDC (the Affiliates) absent an SEC exemptive order.
      In the ordinary course of business, the Company enters into transactions with portfolio companies that may be considered related party transactions. In order to ensure that the Company does not engage in any prohibited transactions with any persons affiliated with Company, the Company has implemented the following procedures:

•	Every proposed transaction must have a completed write-up and a transaction analysis, which should identify all parties to the transaction, including any selling stockholders.

•	Each transaction is screened by officers of the Company for any possible affiliations, close or remote, between the proposed portfolio investment, the Company, companies controlled by the Company, and any Affiliates of the Company.

•	All Affiliates are notified by officers of the Company of any proposed transactions and the parties involved in the transaction, and are asked to notify the Chief Operating Officer or the Chief Financial Officer or any other officer of the Company who has been designated to serve in this capacity (each a Screening Officer).

•	A Screening Officer analyzes all potential affiliations between the proposed portfolio investment, the Company, companies controlled by the BDC, and any Affiliates of the Company to determine if prohibited affiliations exist.

•	A Screening Officer obtains the advice of legal counsel whenever there is uncertainty as to whether particular persons involved in a proposed transaction are Affiliates of the Company.

•	A Screening Officer reviews the terms of each transaction to review whether any affiliated person could receive brokerage commissions that exceed the provisions of the 1940 Act.
      No agreement shall be entered into unless and until a Screening Officer is satisfied that no affiliations prohibited by the 1940 Act exist or, if such affiliations exist, appropriate actions have been taken to seek Board review and approval or exemptive relief for such transaction. The Board of Directors reviews these procedures on an annual basis.
      In addition, the Company’s Code of Business Conduct, which is annually reviewed and approved by the Board of Directors and acknowledged in writing by all employees, requires that all employees and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and the interests of the Company. Pursuant to the Code of Business Conduct, each employee and director must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to the Corporate Secretary. In the event that the Corporate Secretary is involved in the action or relationship giving rise to the conflict of interest, the individual is directed to disclose the conflict to another member of the Company’s senior management team. The Corporate Governance/ Nominating Committee is charged with monitoring and making recommendations to the Board of Directors regarding policies and practices relating to corporate governance. Certain actions or relationships that might give rise to a conflict of interest are reviewed and approved by the Board of Directors.
      The following table sets forth certain information, as of February 23, 2007, regarding indebtedness to the Company in excess of $120,000 of any person serving as a director or executive officer of the Company and of any nominee for election as a director at any time since January 1, 2006. All of such indebtedness results from loans made by the Company to enable the exercise of stock options. The loans are required to be fully collateralized and are full recourse against the borrower and have varying terms not exceeding ten years. The interest rates charged generally reflect the applicable federal rate on the date of the loan.
      As a BDC under the 1940 Act, the Company is entitled to provide and has provided loans to officers of the Company in connection with the exercise of stock options. However, as a result of provisions of the Sarbanes-Oxley Act of 2002, the Company has been prohibited from making new loans to its executive officers since July 30, 2002.

	Amount	Amount		Range of
	of Principal	of Interest	Highest Amount	Interest Rates			Amount
Name and Position	Paid During	Paid During	Outstanding				Outstanding at
with Company	2006	2006	During 2006	High		Low	February 23, 2007

Executive Officers:
Kelly A. Anderson, Executive Vice President and Treasurer	$—	$24,116	$496,225	5.96%	—	3.91%	$496,225
Michael J. Grisius, Managing Director	$24,000	$12,594	$230,727	4.68%	—	3.91%	$206,727
Penni F. Roll, Chief Financial Officer	$344,246	$23,179	$875,770	5.89%	—	4.45%	$531,524
Suzanne V. Sparrow, Executive Vice President	$147,170	$17,342	$556,498	6.18%	—	4.45%	$281,213
Joan M. Sweeney, Chief Operating Officer and Director(1)	$399,962	$9,346	$399,962	4.45%	—	4.45%	$—

(1)	Ms. Sweeney is an interested director. Interested directors are “interested persons” as defined by the 1940 Act.
Section 16(a) Beneficial Ownership Reporting Compliance
      Pursuant to Section 16(a) of the Securities Exchange Act of 1934, the Company’s directors and executive officers, and any persons holding 10% or more of its common stock, are required to report their beneficial ownership and any changes therein to the Commission and the Company. Specific due dates for those reports have been established, and the Company is required to report herein any failure to file such reports by those due dates. Based on the Company’s review of Forms 3, 4, and 5 filed by such persons, the Company believes that during 2006 all Section 16(a) filing requirements applicable to such persons were met in a timely manner, with the exception of the Form 3 for Ms. Diane Murphy, which was amended to include a transaction that had not previously been included.

EXECUTIVE COMPENSATION
[To be provided in definitive proxy].
PROPOSAL 2.
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
      The Audit Committee and the independent members of the Board of Directors have appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2007. If the stockholders ratify the selection of KPMG LLP as the Company’s accountants, KPMG LLP also will be the independent registered public accounting firm for the consolidated subsidiaries of the Company, if required.
      KPMG LLP has advised the Company that neither the firm nor any present member or associate of it has any material financial interest, direct or indirect, in the Company or its subsidiaries.
      The Company expects that a representative of KPMG LLP will be present at the Meeting and will have an opportunity to make a statement if he or she so chooses and will be available to respond to appropriate questions.
      Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted for ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT
STOCKHOLDERS VOTE TO RATIFY THE SELECTION OF KPMG LLP AS THE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY.
Fees Paid to KPMG LLP for 2006 and 2005
      The following are aggregate fees billed to the Company by KPMG LLP during 2006 and 2005.

	Fiscal Year Ended
	December 31

	2006	2005

Audit Fees	$1,663,338	$1,731,841
Audit-Related Fees	212,500	255,502
Tax Fees	34,250	79,000
All Other Fees	—	—

TOTAL FEES:	$1,910,088	$2,066,343

      Audit Fees. Audit fees consist of fees billed for professional services rendered for the audit of the Company’s year-end consolidated financial statements and reviews of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings. These services also include the audits of management’s assessment of the effectiveness and the effectiveness of the Company’s internal controls over financial reporting.
      Audit-Related Fees. Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation, consultations concerning financial accounting and reporting standards, and fees related to requests for documentation and information from regulatory and other government agencies.
      Tax Fees. Tax fees consist of fees billed for professional services for tax compliance. These services include assistance regarding federal, state, and local tax compliance.
      All Other Fees. All other fees would include fees for products and services other than the services reported above.
Report of the Audit Committee
      As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s independent registered public accounting firm all of the Company’s financial statements filed with the Commission for each quarter during 2006 and as of and for the year ended December 31, 2006. Management advised the Audit Committee that all financial statements were prepared in accordance with U.S. generally accepted accounting principles (GAAP), and reviewed significant accounting issues with the Audit Committee. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
      The Audit Committee of the Board has established a pre-approval policy that describes the permitted audit, audit-related, tax, and other services to be provided by KPMG LLP, the Company’s independent registered public accounting firm. Pursuant to the policy, the Audit Committee pre-approves the audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such service does not impair the firm’s independence.
      Any requests for audit, audit-related, tax, and other services that have not received general pre-approval must be submitted to the Audit Committee for specific pre-approval, irrespective of the amount, and cannot commence until such approval has been granted. Normally, pre-approval is provided at regularly scheduled meetings of the Audit Committee. However, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.
      The Audit Committee received and reviewed the written disclosures from the independent registered public accounting firm required by Independence Standard

No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the firm its independence. The Audit Committee has reviewed the audit fees paid by the Company to the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with the Company’s and the Audit Committee’s policies restricting the independent registered public accounting firm from performing services that might impair its independence. The Audit Committee also reviewed the requirements and the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 including the Public Company Accounting Oversight Board’s Auditing Standard No. 2 regarding the audit of internal controls over financial reporting.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements as of and for the year ended December 31, 2006, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Commission. The Audit Committee also recommended the selection of KPMG LLP to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2007.

Audit Committee
Ann Torre Bates, Chairman
Brooks H. Browne, Member
Anthony T. Garcia, Member
Edwin L. Harper, Member
Laura W. van Roijen, Member
PROPOSAL 3.
APPROVAL OF AN AMENDMENT TO THE RESTATED ARTICLES OF
INCORPORATION TO INCREASE THE TOTAL NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK
      The Board of Directors has determined that it is in the Company’s best interest and in the best interest of the Company’s stockholders to amend the Company’s Restated Articles of Incorporation to increase the total number of authorized shares of common stock from 200,000,000 shares to 400,000,000 shares. At its meeting held on February 1, 2007, the Board of Directors unanimously approved the proposed amendment to the Restated Articles of Incorporation (the “Amendment”), in substantially the form attached hereto as Appendix A, and hereby seeks the approval of the Amendment by the Company’s stockholders.
      The proposed amendment would increase the number of shares of common stock the Company is authorized to issue from 200,000,000 shares of common stock, $0.0001 par value, to 400,000,000 shares of common stock. The additional authorized shares could be used by the Company for business and financial purposes that the Board of Directors deems are in the Company’s best interest, including raising capital through the sale of common stock and attracting and retaining employees through the issuance of additional securities under the Company’s Amended Stock Option Plan. Having shares available for issuance in the future will give the Company greater flexibility to issue shares without the expense and delay of a stockholders’

meeting. Such a delay might deny the Company the flexibility the Board of Directors views as important in facilitating the effective use of its securities.
      The additional 200,000,000 shares would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently issued and outstanding. The holders of common stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of common stock might dilute, under certain circumstances, the ownership and voting rights of stockholders. At February 23, 2007, 148,658,636 shares of the Company’s common stock were outstanding.
      The Company maintains a shelf registration statement that allows the Company to issue common stock. The Company raises equity from time to time using this registration statement. The Company generally raises equity when it has a use of proceeds for investment opportunities. Historically, this process has enabled the Company to raise equity on an accretive basis for existing stockholders of common stock.
      The Company considers investment opportunities on a regular basis. In this regard, it is possible that the Company may identify and act on opportunities that would commit it to issue a portion of its currently authorized but unissued shares of common stock. There is no assurance, however, that suitable potential transactions will be identified or that any transaction will be completed. Having said that, at the date of this proxy statement, no specific transaction is presently contemplated which would result in the issuance of any of the additional shares of common stock that would be authorized by the Amendment.
      The increase in the number of authorized shares and the ability to reclassify authorized but unissued shares into one or more classes of stock, including preferred stock, may have anti-takeover effects. While the authorization of additional shares might have such an effect, the Board of Directors does not intend or view the proposed increase in authorized shares as an anti-takeover measure.
      If the Amendment is approved by the Company’s stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Department of Assessments and Taxation in the State of Maryland, which filing is expected to occur promptly after the Meeting.
Vote Required
      The proposal will be approved by the affirmative vote of a majority of the votes entitled to be cast at the Meeting in person or by proxy, provided that the total votes cast on this proposal represent over 50% in interest of all shares entitled to vote on the proposal. Abstentions and Broker Non-Votes will have the same effect as votes against the proposal, unless holders of more than 50% of all securities entitled to vote on the proposal cast votes in which event abstentions and Broker Non-Votes will not have any effect on the result of the vote.
THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT
STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY’S
RESTATED ARTICLES OF INCORPORATION.

PROPOSAL 4.
APPROVAL TO AMEND THE COMPANY’S STOCK OPTION PLAN
      The Company established the Stock Option Plan, as amended, (the Option Plan), which is attached to this Proxy Statement as Exhibit B, to encourage stock ownership in the Company by officers, thus giving them a proprietary interest in the Company’s performance and also to reward outstanding performance and provide a means to attract and retain persons of outstanding ability to the service of the Company.
      The Company’s Board of Directors and its Compensation Committee, which consists entirely of directors who are not employees of the Company, believe that stock-based incentive compensation, particularly the award of stock options, is a key element of officer and director compensation. Stock-based compensation advances the interests of the Company by providing substantial motivation for superior performance and more fully aligning the interests of officers and directors with the interests of the stockholders.
      As a BDC, Allied Capital is permitted to allocate up to 20% of the Company’s total shares outstanding to the Option Plan. Currently, the Option Plan provides for the issuance of options to purchase a maximum of 32,175,000 shares of common stock, which represents approximately 14.3%, on a fully diluted basis, of the 148,658,636 shares of common stock that were outstanding as of February 23, 2007. The Option Plan was last approved by stockholders in May 2004 and at that time the 32,175,000 shares available in the Option Plan represented approximately 20% of the shares outstanding on a fully diluted basis. The percentage of shares available under the Option Plan has been diluted by the additional shares that have been issued by the Company to support its growth over the last three years.
      The Compensation Committee is submitting to the stockholders for approval, an amendment to the existing Option Plan to increase the number of shares of common stock authorized for issuance under the Option Plan to 37,175,000 shares, which would represent approximately 20% of the outstanding common stock of the Company on a fully diluted basis. The Compensation Committee and Board of Directors believe that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating, and retaining qualified employees through the use of stock incentives.
      The Company believes that restoring the number of shares of common stock available under the Option Plan to 20% of the Company’s total shares outstanding, on a fully diluted basis, is reasonable and appropriate and achieves its competitive compensation objectives without compromising stockholder value through less favorable alternatives, such as option repricing, which are unavailable to the Company because of its status as a BDC. The Compensation Committee and the Board of Directors recommend the adoption of the proposal to increase the number of shares authorized for issuance to bring the total options available under the Option Plan to 37,175,000 shares, which represents approximately 20% of the Company’s total shares outstanding on a fully diluted basis as of the date of this Proxy Statement.

Description of the Option Plan
      Purpose. The purpose of the Option Plan is to advance the interests of the Company by providing officers and non-officer directors of the Company who have substantial responsibility for the direction and management of the Company with additional incentives to exert their best efforts to increase their proprietary interest in the success of the Company, to reward outstanding performance, and to attract and retain persons of outstanding ability.
      Authorization. Under the existing Option Plan, options may be granted from time to time up to 32,175,000 shares. As of February 23, 2007, the Company had granted 30,456,557 options (net of any cancellations), of which 7,461,095 have been exercised, and 1,718,443 options remain available for grant. The Board of Directors proposes to amend the existing Option Plan to increase the number of shares authorized for issuance from 32,175,000 shares to 37,175,000 shares. The maximum number of shares that may be issued through the exercise of options granted under the Option Plan, as proposed to be amended, would represent approximately 20% of the Company’s total shares outstanding on a fully diluted basis.
      Administration. The Option Plan is administered by the Company’s Compensation Committee which is comprised of members of the Company’s Board of Directors, who each shall (a) be a non-employee director, as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, (b) have no financial interest in grants of stock options to officers of the Company under the Option Plan and not be an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Company, and (c) be an “outside director” as the term is defined under Section 162(m) of the Code.
      The Compensation Committee interprets the Option Plan and, to the extent and in the manner contemplated in the Option Plan, exercises the discretion reserved to it in the Option Plan. The Compensation Committee may prescribe, amend, and rescind rules and regulations relating to the Option Plan and make all other determinations necessary for its administration. The decision of the Compensation Committee on any interpretation of the Option Plan or administration thereof, if in compliance with the provisions of the 1940 Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.
      Terms of options. The Compensation Committee’s principal objective in awarding stock options to the eligible officers of the Company is to align each optionee’s interests with the success of the Company and the financial interests of its stockholders by linking a portion of such optionee’s compensation with the performance of the Company’s stock and the value delivered to stockholders. Stock options are granted under the Option Plan at a price not less than the prevailing market value at the time of grant and will have realizable value only if the Company’s stock price increases. The Compensation Committee determines the amount and features of the stock options, if any, to be awarded to optionees. The Compensation Committee evaluates a number of criteria, including the past service of each such optionee to the Company, the present and potential contributions of such optionee to the success of the Company, and such other factors as the Compensation Committee shall deem relevant in connection with accomplishing the purposes of the Option Plan, including the recipient’s current stock holdings, years of service, position with the Company, and other factors. The Compensation Committee does not apply a formula assigning specific weights to any of these factors when making its determination. The Compensation Committee awards stock options on a subjective basis and such awards depend in each case on the performance of the officer under consideration. Pursuant to the 1940 Act, options may not be repriced for any participant.
      Participants — officers. The Compensation Committee determines and designates those officers of the Company who are eligible to participate in the Option Plan. The Compensation Committee also determines the number of options to be awarded to each optionee. In making these determinations, the Compensation Committee takes into account the past service of the optionee and potential contributions to the success of the Company, and such other factors as the Compensation Committee deems relevant to accomplish the purposes of the Option Plan.
      Participants — non-officer directors. Pursuant to an order of the Commission granted on September 8, 1999, the Company’s non-officer directors became eligible to receive option grants. On that date, each incumbent director received options to purchase 10,000 shares, and pursuant to the Commission order, each will receive options to purchase 5,000 shares each year thereafter. New directors will receive options to purchase 10,000 shares upon election to the board and options to purchase 5,000 shares each year thereafter. The amended Option Plan reflects the terms of these automatic grants provided for in the Commission order.
      As of the date of this Proxy Statement, approximately 100 persons were eligible to participate in the Option Plan. Options are not transferable other than by the laws of descent and distribution, a qualified domestic relations order, or with the permission of the Compensation Committee, which may allow options to be transferred to family members, or entities established for the benefit of family members, for estate planning purposes.
      Exercise of options. Options are exercisable at a price equal to the fair market value of the shares at the time the option is granted, except with respect to options that are intended to be incentive stock options (within the meaning of the Code) and that are granted to any holder of 10% or more of the Company’s outstanding shares, in which case the exercise price will be not less than 110% of the then-current fair market value. The day on which the Company approves the granting of an option or the date specified in the Plan is considered the date on which the option is granted. For purposes of the Option Plan, the fair market value of the shares is the closing price of the shares on the New York Stock Exchange on the date on which the option is awarded.
      Options may contain such other terms and conditions as the Compensation Committee deems advisable, including, but not limited to, being exercisable only in installments. Options granted to different optionees or at different times need not contain similar provisions. Each option will state the period or periods of time within which the option may be exercised by the optionee, which may not exceed ten years from the date the option is granted. The option period may not exceed five years if the option is intended to be an incentive stock option (within the meaning of the Code) and the option is awarded to a holder of 10% or more of the Company’s outstanding shares.

      All rights to exercise options terminate 60 days after an optionee ceases to be (i) a non-officer director, (ii) both an officer and a director, if such optionee serves in both capacities, or (iii) an officer (if such officer is not also a director) of the Company for any cause other than death or total and permanent disability. If an optionee’s employment is terminated for any reason other than death or total and permanent disability before expiration of his option and before he has fully exercised it, the optionee has the right to exercise the option during the balance of a 60-day period from the date of termination. If an optionee dies or becomes totally and permanently disabled before expiration of the option without fully exercising it, he or she or the executors or administrators or legatees or distributees of the estate shall, as may be provided at the time of the grant, have the right, within one year after the optionee’s death or total and permanent disability, to exercise the option in whole or in part before the expiration of its term.
      Payment for shares. Full payment for shares purchased must be made at the time of exercising the option in whole or in part. However, at the request of an officer-optionee, the Board of Directors or the Compensation Committee was authorized until July 30, 2002, to lend to such officer-optionee, in whole or in part as of the date of exercise, an amount equal to the exercise price of the option. The loan was required to (a) have a term of not more than ten years; (b) become due within 60 days after the recipient ceases to be an officer of the Company; (c) bear interest at a rate not less than the applicable federal rate under the Code at the time the loan is made; and (d) be fully collateralized at all times, which collateral may include securities issued by the Company. Pursuant to the Sarbanes-Oxley Act of 2002, no additional loans have been made since July 30, 2002, and no changes to any material terms of any outstanding loans may be made.
      Effect of change in shares subject to the amended plan. If there is a change in the outstanding shares through the declaration of stock dividends, stock splits, or combinations or exchanges of shares, or otherwise, the number of shares available for option and the shares subject to an option and the option prices shall be appropriately adjusted by the Compensation Committee.
      Change of control. In the event of a Change of Control (as described in “Executive Compensation — Severance and Change in Control Arrangements” above), all outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Option Plan, a “Change in Control” means (i) the sale or other disposition of all or substantially all of the Company’s assets; or (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, as a result of a merger, consolidation or otherwise, of securities of the Company representing fifteen percent (15%) or more of the aggregate voting power of the Company’s then outstanding common stock by any person (within the meaning of Section 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan; or (iii) the individuals who were members of the Board of Directors as of the Effective Date (the “Incumbent Board”) cease to constitute at least two-thirds (2/3) of the Board; provided, however, that any director appointed by at least two-thirds (2/3) of the then Incumbent Board or nominated by at least two-

thirds (2/3) of the Corporate Governance/ Nominating Committee of the Board of Directors (a majority of the members of the Corporate Governance/ Nominating Committee shall be members of the then Incumbent Board or appointees thereof), other than any director appointed or nominated in connection with, or as a result of, a threatened or actual proxy or control contest, shall be deemed to constitute a member of the Incumbent Board.
      Amendment and termination. The Compensation Committee may modify, revise or terminate the Option Plan at any time. While the Board of Directors may seek stockholder approval of an action modifying a provision of the Option Plan when deemed advisable, the Board of Directors may make certain modifications without stockholder approval (except with respect to the number of options authorized for issuance under the Option Plan). The Option Plan will terminate when all shares reserved for issuance have been issued upon the exercise of options, or by action of the Board of Directors, whichever shall first occur.
      If the Compensation Committee determines that the listing, registration, or qualification of the shares subject to an option upon a securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of shares thereunder, the option may not be exercised unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Compensation Committee. No option will expire during any period when the right to exercise an option is so suspended by the Compensation Committee. The Compensation Committee will extend its term for a further period so as to afford the optionee a reasonable opportunity to exercise the option, except that no option may be exercised more than ten years after it was granted.
      Resale of shares acquired pursuant to options. Optionees purchasing shares pursuant to options may resell the shares through brokers or dealers at prevailing market prices. Any sales by optionees who may be deemed affiliates of the Company must be made pursuant to registration under the Securities Act or pursuant to an exemption therefrom.
      Federal tax consequences of the option plan. The following is a summary of certain federal income tax consequences of transactions under the Option Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local, or other tax consequences.
      Incentive stock options. In general, no income will be recognized by an optionee and no deduction will be allowed to the Company with respect to the grant or exercise of an incentive stock option granted under the Option Plan. The difference between the exercise price and the fair market value of the shares of common stock on the date the option is exercised is, however, an adjustment item for the participant for purposes of the alternative minimum tax. When the stock received upon exercise of the option is sold, provided that the stock is held for more than two years from the date of grant of the option and more than one year from the date of exercise, the participant will recognize a long-term capital gain or loss equal to the difference between the amount realized and the exercise price of the option related to such stock. If the above mentioned holding period requirements of the Code are not satisfied, the subsequent sale of stock received upon exercise of an incentive stock option is treated as a “disqualifying disposition.”
      In general, the participant will recognize taxable income at the time of such disqualifying disposition as follows: (i) ordinary income in an amount equal to the excess of (A) the lesser of the fair market value of the shares of common stock on the date the incentive stock option is exercised or the amount realized on such disqualifying disposition over (B) the exercise price and (ii) capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the shares of common stock on the date the incentive stock option is exercised (or capital loss to the extent of any excess of the exercise price over the amount realized on disposition). Any capital gain or loss recognized by the participant will be long-term or short-term depending upon the holding period for the stock sold. The Company may claim a deduction at the time of the disqualifying disposition equal to the amount of ordinary income the participant recognizes. Note that the tax treatment generally applies only to the extent that the optionee is an employee of the Company at the time of the grant of the option and at all times during the period ending three months before the date of exercise.
      Non-qualified stock options. The grant of a non-qualified stock option under the Option Plan will not result in the recognition of taxable income to the participant or in a deduction to the Company. In general, upon exercise, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company is required to withhold tax on the amount of income so recognized, and is entitled to a tax deduction equal to the amount of such income. Gain or loss upon a subsequent sale of any shares of common stock received upon the exercise of a non-qualified stock option is taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the stock sold) to the participant.
      The Board of Directors believes that it is in the best interests of the Company and its stockholders to adopt the amendment to the Option Plan, which increases the number of shares available for grant.
Vote Required
      The affirmative vote of a majority of the votes entitled to be cast at the Meeting in person or by proxy is required to adopt the amendment to the Option Plan, provided that the total votes cast on this proposal represent over 50% in interest of all shares entitled to vote on the proposal. Abstentions and Broker Non-Votes will have the same effect as votes against the proposal, unless holders of more than 50% of all securities entitled to vote on the proposal cast votes, in which event abstentions and Broker Non-Votes will not have any effect on the result of the vote. In the event such approval is not obtained, the Option Plan shall not be amended and shall continue in operation as it existed prior to its proposed amendment.

THE BOARD OF DIRECTORS OF THE COMPANY
RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO
THE STOCK OPTION PLAN.
OTHER BUSINESS
      The Board of Directors knows of no other business to be presented for action at the Meeting. If any matters do come before the Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person or persons exercising the authority conferred by the proxy at the Meeting. The submission of a proposal does not guarantee its inclusion in the Company’s Proxy Statement or presentation at the Meeting unless certain requirements are met.
2008 ANNUAL MEETING OF STOCKHOLDERS
      Any stockholder proposals submitted pursuant to the Commission’s Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2008 annual meeting of stockholders must be received by the Company on or before December      , 2007. Such proposals must also comply with the requirements as to form and substance established by the Commission if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: Allied Capital Corporation, 1919 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention: Corporate Secretary.
      Stockholder proposals or director nominations to be presented at the 2008 annual meeting of stockholders, other than stockholder proposals submitted pursuant to the Commission’s Rule 14a-8, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) days in advance of the one year anniversary of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. For the Company’s 2008 annual meeting of stockholders, the Company must receive such proposals and nominations no later than January      , 2008. If the date of the annual meeting has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year’s proxy statement, stockholder proposals or director nominations must be so received not later than the tenth day following the day on which such notice of the date of the 2008 annual meeting of stockholders or such public disclosure is made. Proposals must also comply with the other requirements contained in the Company’s bylaws, including supporting documentation and other information. Proxies solicited by the Company will confer discretionary voting authority with respect to these proposals, subject to Commission rules governing the exercise of this authority.

Appendix A
ALLIED CAPITAL CORPORATION
ARTICLES OF AMENDMENT
      Allied Capital Corporation, a Maryland corporation (the “Corporation”), having its principal office in the State of Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
      FIRST: The Corporation desires to, and does hereby, amend its charter (the “Charter”) as currently in effect as hereafter set forth.
      SECOND: The Charter is hereby amended by deleting the existing Article Fourth, Section A in its entirety and substituting in lieu thereof a new Article Fourth, Section A which read as follows:

A.	The total number of shares of stock of all classes which the Corporation has the authority to issue is four hundred million (400,000,000) shares of capital stock, with a par value of One-Tenth of One Mil ($0.0001) per share, amounting in aggregate to Forty Thousand Dollars ($40,000). All of such shares are initially classified as “Common Stock.” The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms or conditions of redemption or other rights of such shares of stock.
      THIRD: The amendment to the Charter as set forth above has been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.
      FOURTH: The total number of shares of stock which the Corporation had authority to issue immediately before the amendment to the Charter as set forth above was two hundred million (200,000,000) shares of stock, with a par value of One-Tenth of One Mil ($0.0001) per share, amounting in aggregate to Twenty Thousand Dollars ($20,000).
      FIFTH: The total number of shares of stock which the Corporation had authority to issue immediately after the amendment to the Charter as set forth above is four hundred million (400,000,000) shares of stock, with a par value of One-Tenth of One Mil ($0.0001) per share, amounting in aggregate to Forty Thousand Dollars ($40,000).

A-1

Appendix B
ALLIED CAPITAL CORPORATION
Amended Stock Option Plan

1.	Purpose of the Plan
      The purpose of this Amended Stock Option Plan (this “Plan”) is to advance the interests of Allied Capital Corporation (the “Company”) by providing to directors of the Company and to officers of the Company who have substantial responsibility for the direction and management of the Company additional incentives to exert their best efforts on behalf of the Company, to increase their proprietary interest in the success of the Company, to reward outstanding performance and to provide a means to attract and retain persons of outstanding ability to the service of the Company. It is recognized that the Company cannot attract or retain these officers and directors without this compensation. Options granted under this Plan may qualify as incentive stock options (“ISOs”), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

2.	Administration
      This Plan shall be administered by a committee (the “Committee”) comprised of members of the Company’s Board of Directors who each shall (a) be a “non-employee director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, unless administration of the Plan by “non-employee directors” is not then required for exemptions under Rule 16b-3 to apply to transactions under the Plan, (b) not be an “interested person,” as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the “Act”), and (c) be an “outside director” as defined under Section 162(m) of the Code, unless the action taken pursuant to the Plan is not required to be taken by “outside directors” to qualify for tax deductibility under Section 162(m) of the Code. The Committee shall interpret this Plan and, to the extent and in the manner contemplated herein, shall exercise the discretion reserved to it hereunder. The Committee may prescribe, amend and rescind rules and regulations relating to this Plan and to make all other determinations necessary for its administration. The decision of the Committee on any interpretation of this Plan or administration hereof, if in compliance with the provisions of the Act and regulations promulgated thereunder, shall be final and binding with respect to the Company, any optionee or any person claiming to have rights as, or on behalf of, any optionee.

3.	Shares Subject to the Plan
      The shares subject to option and the other provisions of this Plan shall be shares of the Company’s common stock, par value $.0001 per share (“shares”). Subject to the provisions hereof concerning adjustment, the total number of shares which may be purchased upon the exercise or surrender of stock options granted under this Plan shall not exceed 37,175,000 shares, which includes all shares with respect to which options have been granted or surrendered for payment in cash or other consideration pursuant to this Plan or predecessor forms of this Plan. In the event any option shall cease to be exercisable in whole or in part for any reason, the shares which were covered by such option, but as to which the option had not been exercised, shall again be available under this Plan. Shares may be made available from authorized, unissued or reacquired stock or partly from each.

4.	Participants

A.	Officers
      The Committee shall determine and designate from time to time those key officers of the Company who shall be eligible to participate in this Plan. The Committee shall also determine the number of shares to be offered from time to time to each optionee. In making these determinations, the Committee shall take into account the past service of each such officer to the Company, the present and potential contributions of such officer to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of this Plan; provided that the Committee shall determine that each grant of options to an optionee, the number of shares offered thereby and the terms of such option are in the best interests of the Company and its shareholders. The date on which the Committee approves the grant of any option to an officer of the Company shall be the date of issuance of such option; provided, however, that if (1) any such action by the Committee does not constitute approval thereof by both (A) a majority of the Company’s directors who have no financial interest in such action and (B) a majority of the Company’s directors who are not “interested persons” (as defined in Section 2(a)(19) of the Act) of the Company and (2) such approval is at such time required by Section 61(a)(3)(B)(i)(I) or other applicable provision of the Act, then the grant of any option by such action shall not be effective, and there shall be no issuance of such option, until there has been approval of such action by (A) a majority of the Company’s directors who have no financial interest in such action and (B) a majority of the Company’s directors who are not “interested persons” of the Company, on the basis that such action is in the best interests of the Company and its shareholders, and the last date on which such required approval is obtained shall be the date of issuance of such option. The agreement documenting the award of any option granted pursuant to this paragraph 4(a) shall contain such terms and conditions as the Committee shall deem advisable, including but not limited to being exercisable only in such installments as the Committee may determine.

B.	Non-Officer Directors
      In accordance with the Securities and Exchange Commission (the “Commission”) order issued September 8, 1999, the following provisions provide the terms of the grants that may be made to directors who are not officers of the Company:

1. A one time grant of options in accordance with the provisions of this paragraph (b)(1) shall be made to each director of the Company who is not an officer of the Company who is serving on the date on which the issuance of options pursuant to this Plan to non-officer directors is approved by order of the Securities and Exchange Commission pursuant to Section 61(a)(3)(B)(i)(II) of the Act. After such date, a one time grant of options in accordance with the provisions of this paragraph (b)(1) shall be made to each new non-officer director other than any non-officer director who received a grant pursuant to the first sentence of this paragraph (b)(1) upon his or her initial election as a director of the Company. Each grant pursuant to this paragraph (b)(1) shall award the non-officer director an option to purchase 10,000 shares at a price equal to the current fair market value of the shares at the date of issuance of such shares, and the options shall vest immediately.

2. A grant of options in accordance with the provisions of this paragraph (b)(2) shall be made to each director of the Company who is not an officer of the Company who is serving as a director on the date of the annual meeting of stockholders each year. Each grant pursuant to this paragraph (b)(2) shall award the non-officer directors an option to purchase 5,000 shares at a price equal to the current fair market value of the shares at the date of issuance of such option, and the options shall vest immediately.

3. The agreement documenting the award of any option pursuant to this paragraph (b) shall contain the terms and conditions, as the Committee shall deem advisable.

C.	Option Agreements
      Agreements evidencing options granted to different optionees or at different times need not contain similar provisions. Options that are intended to be ISOs will be designated as such; any option not so designated will be treated as a nonqualified stock option.

5.	Option Price
      Each option agreement shall state the price at which the subject option may be exercised, which shall not be less than the current fair market value of the shares at the date of issuance of an option; provided that the exercise price of any option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company’s shares shall not be less than 110% of such current fair market value.

6.	Option Period
      Each option agreement shall state the period or periods of time within which the subject option may be exercised, in whole or in part, by the optionee which shall be such period or periods of time as may be determined by the Committee; provided that the option period shall not exceed ten years from the date of issuance of the option and, in the case of an option that is intended to be an ISO and that is granted to a holder of 10% or more of the Company’s shares, shall not exceed five years.

7.	Payment for Shares
      Full payment for shares purchased shall be made at the time of exercising the option in whole or in part. Payment of the purchase price shall be made in cash (including check, bank draft or money order).

8.	Transferability of Options
      Options shall not be transferable other than by will or the laws of descent and distribution and pursuant to a qualified domestic relations order. Notwithstanding the foregoing, the Committee shall have the authority to permit transfer of options to family members or entities established for the benefit of family members in accordance with federal income tax laws.

9.	Loans by the Company
      Until July 30, 2002, upon the exercise of any option, the Company, at the request of an officer-optionee, and subject to the approval of both (a) a majority of the Company’s directors who each has no financial interest in such loan and (b) a majority of the Company’s directors who each was not an “interested person,” as defined in Section 2(a)(19) of the Act, of the Company on the basis that such loan was in the best interests of the Company and its stockholders (whether such approval is by the Committee or otherwise), was authorized to lend to such officer-optionee, as of the date of exercise, an amount equal to the exercise price of such option; provided, that such loan (a) had a term of not more than ten years, (b) became due within sixty days after the recipient of the loan ceased to be an officer of the Company, (c) bore interest at a rate no less than the prevailing rate applicable to 90-day United States Treasury bills at the time the loan is made, and (d) was fully collateralized at all times, which collateral may include securities issued by the Company. No new loans may be made after July 30, 2002.

10.	Termination of Options
      All rights to exercise options shall terminate sixty days after any optionee ceases to be a director or an officer of the Company, and no options will vest after an optionee’s termination date. Notwithstanding the foregoing, however, where an optionee’s service as a director or officer of the Company terminates as a result of the optionee’s death or his total and permanent disability, the optionee or the executors or administrators or legatees or distributees of the estate, as the case may be, shall have the right, from time to time within one year after the optionee’s total and permanent disability or death and prior to the expiration of the term of the option, to exercise any portion of the option not previously exercised, in whole or in part, as provided in the respective option agreement.

11.	Effect of Change in Stock Subject to the Plan
      Subject to any required action by the shareholders of the Company and the provisions of applicable corporate law, the number of shares represented by the unexercised portion of an option, the number of shares which have been authorized or reserved for issuance hereunder, and the number of shares covered by any applicable vesting schedule hereunder, as well as the exercise price of a share represented by the unexercised portion of an option, shall be proportionately adjusted for (a) a division, combination or reclassification of any of the shares of common stock of the Company or (b) a dividend payable in shares of common stock of the Company.

12.	General Restriction
      Each option shall be subject to the requirement that, if at any time the Board of Directors shall determine, at its discretion, that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase of the shares thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company. Subject to the limitations of paragraph 6, no option shall expire during any period when exercise of such option has been prohibited by the Board of Directors, but shall be extended for such further period so as to afford the optionee a reasonable opportunity to exercise his option.

13.	Miscellaneous Provisions
      a. No optionee shall have rights as a shareholder with respect to shares covered by his option until the date of exercise of his option.
      b. The granting of any option shall not impose upon the Company any obligation to appoint or to continue to appoint as a director or officer any optionee, and the right of the Company to terminate the employment of any officer or other employee, or service of any director, shall not be diminished or affected by reason of the fact that an option has been granted to such optionee.
      c. Options shall be evidenced by stock option agreements in such form and subject to the terms and conditions of this Plan as the Committee shall approve from time to time, consistent with the provisions of this Plan. Such stock option agreements may contain such other provisions as the Committee in its discretion may deem advisable. In the case of any discrepancy between the terms of the Plan and the terms of any option agreement, the Plan provisions shall control.
      d. For purposes of this Plan, the fair market value of the shares shall be the closing sales price of the stock on the New York Stock Exchange for the date of issuance of such option, as provided herein. If the Company’s shares are traded on another exchange, the price shall be the price of the Company’s stock as reported in The Wall Street Journal for such date of issuance of an option. If no closing price is reported, the fair market value shall be the average of high and low sales prices on the date of grant.
      e. The aggregate fair market value (determined as of the date of issuance of an option) of the shares with respect to which an option, or portion thereof, intended to be an ISO is exercisable for the first time by any optionee during any calendar year (under all incentive stock option plans of the Company and subsidiary corporations) shall not exceed $100,000.
      f. All options issued pursuant to this Plan shall be granted within ten years from the earlier of the date of adoption of this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) or the date this Plan (or any amendment thereto requiring shareholder approval pursuant to the Code) is approved by the shareholders of the Company.

      g. No option may be issued if exercise of all warrants, options and rights of the Company outstanding immediately after issuance of such option would result in the issuance of voting securities in excess of 20% of the Company’s outstanding voting securities.
      h. A leave of absence granted to an employee does not constitute an interruption in continuous employment for purposes of this Plan as long as the leave of absence does not extend beyond one year.
      i. Any notices given in writing shall be deemed given if delivered in person or by certified mail; if given to the Company at Allied Capital Corporation, 1919 Pennsylvania Avenue, N.W., 3rd Floor, Washington, D.C. 20006; and, if to an optionee, in care of the optionee at his or her last known address.
      j. This Plan and all actions taken by those acting under this Plan shall be governed by the substantive laws of Maryland without regard to any rules regarding conflict-of-law or choice-of-law.
      k. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

14.	Change of Control
      In the event of a Change of Control (as hereinafter defined), all then-outstanding options will become fully vested and exercisable as of the Change of Control. For purposes of the Plan, a “Change in Control” means (i) the sale or other disposition of all or substantially all of the Company’s assets; or (ii) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the 1934 Act), or of record, as a result of a merger, consolidation or otherwise, of securities of the Company representing fifteen percent (15%) or more of the aggregate voting power of the Company’s then outstanding common stock by any person (within the meaning of Section 13(d) and 14(d) of the 1934 Act), including, but not limited to, any corporation or group of persons acting in concert, other than (A) the Company or its subsidiaries and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974) of the Company or its subsidiaries, including a trust established pursuant to any such plan; or (iii) the individuals who were members of the Board of Directors as of the Effective Date (the “Incumbent Board”) cease to constitute at least two-thirds (2/3) of the Board; provided, however, that any director appointed by at least two-thirds (2/3) of the then Incumbent Board or nominated by at least two-thirds (2/3) of the Corporate Governance/ Nominating Committee of the Board of Directors (a majority of the members of the Corporate Governance/ Nominating Committee shall be members of the then Incumbent Board or appointees thereof), other than any director appointed or nominated in connection with, or as a result of, a threatened or actual proxy or control contest, shall be deemed to constitute a member of the Incumbent Board.

15.	Amendment and Termination
      The Board of Directors may modify, revise or terminate this Plan at any time and from time to time. While the Board of Directors may seek shareholder approval of an action modifying a provision of the Plan where it is determined that such shareholder approval is advisable under the provisions of applicable law, the Board of Directors shall be permitted to make any modification or revision to any provision of this Plan without shareholder approval. This Plan shall terminate when all shares reserved for issuance hereunder have been issued upon the exercise of options, or by action of the Board of Directors pursuant to this paragraph, whichever shall first occur.

16.	Effective Date of the Plan
      The amended Plan shall become effective upon the latest to occur of (1) adoption by the Board of Directors, and (2) approval of this Plan by the shareholders of the Company. The Plan was initially approved by shareholders on November 26, 1997; amendments to the stock option plan were approved by shareholders on May 9, 2000, May 7, 2002, and May 12, 2004. Shareholders will be asked to approve an amendment to the Plan at the Annual Meeting of Stockholders to be held on May 15, 2007.

ALLIED CAPITAL CORPORATION 1919 PENNSYLVANIA AVE. NW WASHINGTON, DC 20006	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call
and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-
paid envelope we have provided or return it to Allied Capital
Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☑

ALCAP1             KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLIED CAPITAL CORPORATION

     Election of Directors

1.	This election of the following four persons
(except as marked to the contrary) as Class
	III Directors who will serve as directors of	For	Withhold	For All	To withhold authority to vote, mark “For All Except”
	Allied Capital Corporation until 2010, or until their successors are elected and qualified.	All	All	Except	and write the nominee’s number on the line below.

	NOMINEES: CLASS III DIRECTORS	☐	☐	☐	_____________________________________________
01) William L. Walton
02) Joan M. Sweeney
03) Brooks H. Browne
04) Robert E. Long

Vote On Proposal		For	Against	Abstain

2.	The ratification of the selection of KPMG LLP as independent registered public accounting firm for Allied Capital Corporation for the year ending December 31, 2007.	☐	☐	☐

3.	To approve an amendment to the Company’s Restated Articles of Incorporation to increase the total number of shares of common stock that the Company is authorized to issue from 200,000,000 to 400,000,000 shares.	☐	☐	☐

4.	To approve an amendment to the Company’s Amended Stock Option Plan; and	☐	☐	☐

5.	To transact such other business as may properly come before the Meeting.

IMPORTANT: Please sign your name(s) exactly as shown hereon and date your proxy in the blank provided. For joint accounts, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner.

	Yes	No

Please indicate if you plan to attend this meeting in person.	☐	☐

_____________________________________________		__________________________________________
Signature [PLEASE SIGN WITHIN BOX] Date	P10330	Signature (Joint Owners) Date

ALLIED CAPITAL CORPORATION
Annual Meeting of Stockholders

Admission Ticket

May 15, 2007

10:00 a.m.

The Westin Embassy Row Hotel

2100 Massachusetts Avenue, NW

Washington, DC

If you plan to attend the Annual Meeting of Stockholders on May 15th, please detach this card and bring it with you for presentation at the Meeting. Please be sure to bring this ticket with you along with photo identification as you will need both to gain access to the Meeting.

The doors will open at 9:15 a.m.; a continental breakfast buffet will be served.

ALLIED CAPITAL CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints PENNI F. ROLL and RALPH G. BLASEY III, or either of them, and each with full power of substitution, to act as attorneys and proxies for the undersigned to vote all the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Westin Embassy Row Hotel, 2100 Massachusetts Avenue, NW, Washington, DC on May 15, 2007, at 10:00 A.M. [Eastern] and at all adjournments thereof, as indicated on this proxy.

THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES AND FOR THE PROPOSAL LISTED. If any other business is presented at the meeting, this proxy will be voted by the proxies in their best judgment, including a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Please mark, sign and return this proxy in the enclosed envelope. The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of a Notice of Annual Meeting of Stockholders and a proxy statement.

(CONTINUED ON REVERSE SIDE)